AGREEMENT AND PLAN OF MERGER


                                     Among


                        TRANSWORLD HOME HEALTHCARE, INC.

                             IMH ACQUISITION CORP.,

                                      and

                            HEALTH MANAGEMENT, INC.



                         Dated as of November 13, 1996


                     TABLE OF CONTENTS


Section                                                            Page
------                                                             ----

ARTICLE I       THE MERGER                                           1
 SECTION 1.1.   The Merger.                                          1
 SECTION 1.2.   Effective Time.                                      2
 SECTION 1.3.   Effect of the Merger.                                2
 SECTION 1.4.   Certificate of Incorporation; By-Laws.               2
 SECTION 1.5.   Directors and Officers.                              2
 SECTION 1.6.   Conversion of Securities.                            3
 SECTION 1.7.   Surrender and Payment.                               3
 SECTION 1.8.   Dissenter's Rights.                                  5
 SECTION 1.9.   Options and Restricted Shares.                       6
 SECTION 1.10.  Closing.                                             7

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF
                 TRANSWORLD AND NEWCO                                7
 SECTION 2.1.   Corporate Organization.                              7
 SECTION 2.2. Authority Relative to this Agreement, the Stock Purchase Agreement, and the Registration Rights
                Agreement.                                           8
 SECTION 2.3.   No Conflict; Required Filings and Consents.          9
 SECTION 2.4.   Proxy Material.                                     10
 SECTION 2.5.   Litigation.                                         10
 SECTION 2.6.   Brokers.                                            10
 SECTION 2.7.   Financing                                           11
 SECTION 2.8.   Board Recommendation                                11
 SECTION 2.9.   Fairness Opinion                                    11

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY       11
 SECTION 3.1.   Organization and Qualification; Subsidiaries.       11
 SECTION 3.2.   Certificate of Incorporation and By-Laws.           12
 SECTION 3.3.   Capitalization.                                     12
 SECTION 3.4.   Authority Relative to this Agreement, the
                Stock Purchase Agreement, and the Registration
                Rights Agreement.                                   13
 SECTION 3.5.   No Conflict; Required Filings and Consents.         14
 SECTION 3.6.   SEC Filings; Financial Statements.                  15
 SECTION 3.7.   Absence of Certain Changes or Events.               16
 SECTION 3.8.   Absence of Litigation.                              17
 SECTION 3.9.   Employee Benefit Plans.                             17
 SECTION 3.10.  Permits and Licenses.                               20
 SECTION 3.11.  Proxy Material.                                     20
 SECTION 3.12.  Brokers.                                            21
 SECTION 3.13.  Properties, Contracts, and Insurance.               21
 SECTION 3.14.  Board Recommendation.                               22
 SECTION 3.15.  Fairness Opinion.                                   22
 SECTION 3.16.  Compliance with Environmental Laws                  23
 SECTION 3.17.  Employment Matters.                                 26
 SECTION 3.18.  Tax Returns, Audits, and Liabilities.               27
 SECTION 3.19.  Full Disclosure.                                    29

ARTICLE IV      COVENANTS OF THE COMPANY                            30
 SECTION 4.1.   Conduct of Business by the Company Pending
                the Merger.                                         30
 SECTION 4.2.   No Solicitation of Transactions.                    33
 SECTION 4.3.   Option Plans, Convertible Debt, Options,
                 and Warrants.                                      34
 SECTION 4.4.   State Takeover Statutes.                            34
 SECTION 4.5.   Consents and Approvals.                             34

ARTICLE V       COVENANTS OF TRANSWORLD AND NEWCO                   35
 SECTION 5.1.   Directors' and Officers' Indemnification.           35

ARTICLE VI      ADDITIONAL AGREEMENTS OF THE PARTIES                35
 SECTION 6.1.   Proxy Material.                                     35
 SECTION 6.2.   Meeting of Stockholders of the Company.             36
 SECTION 6.3.   HSR Act.                                            36
 SECTION 6.4.   Access to Information; Confidentiality.             36
 SECTION 6.5.   Notification of Certain Matters.                    37
 SECTION 6.6.   Further Action.                                     38
 SECTION 6.7.   Public Announcements.                               38
 SECTION 6.8.   Government Compliance.                              38

ARTICLE VII     CONDITIONS OF THE MERGER                            39
 SECTION 7.1.   Conditions to Obligations of Each Party to
                Effect the Merger.                                  39
 SECTION 7.2.   Additional Conditions to Obligation of the
                Company to Effect the Merger.                       40
 SECTION 7.3.   Additional Conditions to Obligations of
                Transworld and Newco to Effect the Merger.          41

ARTICLE VIII    TERMINATION, AMENDMENT, AND WAIVER                  43
 SECTION 8.1.   Termination.                                        44
 SECTION 8.2.   Effect of Termination.                              45
 SECTION 8.3.   Fees and Expenses.                                  45
 SECTION 8.4.   Amendment.                                          46
 SECTION 8.5.   Waiver.                                             46

ARTICLE IX      GENERAL PROVISIONS                                  47
 SECTION 9.1.   Survival of Representations, Warranties,
                and Agreements.                                     47
 SECTION 9.2.   Notices.                                            47
 SECTION 9.3.   Certain Definitions.                                48
 SECTION 9.4.   Headings.                                           48
 SECTION 9.5.   Entire Agreement.                                   48
 SECTION 9.6.   Parties in Interest; Assignment.                    49
 SECTION 9.7.   Governing Law.                                      49
 SECTION 9.8.   Counterparts.                                       49
 SECTION 9.9.   Severability.                                       49
 SECTION 9.10.  Specific Performance.                               49
 SECTION 9.11.  Schedules                                           50

                LIST OF DISCLOSURE SCHEDULES
                 ----------------------------


Section
------

3.1 Names of jurisdictions of incorporation, capitalization and percentage of outstanding capital stock of Subsidiaries owned by the Company

3.3       Warrants, options, convertible debt and convertible securities
3.5(a)    Breaches or conflicts with existing agreements
3.5(b)    Healthcare related licenses
3.6       Liabilities
3.7       Changes in business, etc. and material transactions
3.8       Litigation
3.9       Employee benefits
3.13(a)   Trademarks; trade names
3.13(b)   Material contracts, etc.
3.13(c)   Insurance coverage
3.16      Environmental laws and regulations
3.17(b)   Change in ownership or control provisions
3.17(c)   Labor dispute or litigation
3.18      Tax matters
4.1(f)    Acquisitions; dispositions
4.1(i)    Taxes
4.1(k)    Contracts
9.11      Deferred schedules


                AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of November 13, 1996 (this "Agreement"), among Transworld Home HealthCare, Inc., a New York corporation
 ---------
("Transworld"), IMH Acquisition Corp., a Delaware corporation and a wholly-
  ----------
owned subsidiary of Transworld ("Newco"), and Health Management, Inc., a
                                 -----
Delaware corporation (the "Company").
                           -------

          WHEREAS, the Boards of Directors of Transworld, Newco, and the Company have each approved the merger (the "Merger") of Newco with and into
                                            ------
the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions
           ------------
set forth herein; and

          WHEREAS, Transworld and the Company have entered into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement")
                                               ------------------------
providing for (a) the purchase (the "Stock Purchase") by Transworld from the
                                     --------------
Company of certain shares (the "Agreement Shares") of Company Common Stock
                                ----------------
(as defined in Section 1.6(a)) and the grant by the Company to Transworld of an option (the "Transworld Option") to purchase shares of Company Common
                -----------------
Stock (the "Transworld Option Shares") and (b) the execution and delivery by
            ------------------------
Transworld and the Company of a Registration Rights Agreement (the "Registration Rights Agreement") relating to the registration of the
 -----------------------------
Agreement Shares under applicable Federal and state securities laws;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Transworld, Newco, and the Company hereby agree as follows:

                         ARTICLE I

                         THE MERGER
                         ----------


          SECTION 1.1.   The Merger.
                         ----------

          At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Newco shall be merged with and into the Company, the separate corporate existence of Newco shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                          ---------------------

          SECTION 1.2.   Effective Time.
                          --------------

          As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII and after the Closing referred to in
Section 1.10, the parties hereto shall cause the Merger to be consummated by delivering a Certificate of Merger (the "Certificate of Merger") to the
                                         ---------------------
Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law, for filing by the Secretary of State (the time of such filing being the "Effective Time").
 --------------

          SECTION 1.3.   Effect of the Merger.
                         --------------------

          At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises, and property of the Company and Newco shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts, and liabilities of the Company and Newco shall become the restrictions, disabilities, duties, debts, and liabilities of the Surviving Corporation.

          SECTION 1.4.   Certificate of Incorporation; By-Laws.
                         ------------------------------------

          At the Effective Time, the Certificate of Incorporation and By-Laws of Newco shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended, except that, effective as of the Effective Time, such Certificate of Incorporation will be amended in order to change the name of the Surviving Corporation to "Health Management, Inc."

          SECTION 1.5.   Directors and Officers.
                         ----------------------

          The directors of the Surviving Corporation shall be the directors of Newco immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.6.   Conversion of Securities.
                         -----------------------

          At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company, or the holders of any of the following securities:

          (a) each share of Common Stock, par value $.03 per share ("Company Common Stock"), of the Company then held by the Company as a
  --------------------
treasury share or then held by Transworld or Newco shall be cancelled and extinguished without payment of any consideration therefor and without any conversion thereof;

          (b)  each share of Company Common Stock then issued and
outstanding (other than those referred to in Section 1.6(a) and other than Dissenting Shares (as defined in Section 1.8)), shall, subject to and in accordance with Section 1.7 hereof, be automatically cancelled and extinguished and thereafter shall represent the right to receive $2.00 in cash, without interest (the "Merger Consideration"); and
                             --------------------

          (c) each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and thereupon and thereafter shall represent one validly issued, fully paid, and nonassessable share of common stock, par value $.03 per share, of the Surviving Corporation.

          SECTION 1.7.   Surrender and Payment.
                         ---------------------

          (a) Prior to the Effective Time, Newco shall designate a commercial bank or trust company organized under the laws of the United States or any state of the United States with capital, surplus, and undivided profits of at least $100,000,000 to act as agent (the "Exchange
                                                                 --------
Agent") for the purpose of exchanging certificates representing shares of
-----
Company Common Stock for the Merger Consideration. At or prior to the Effective Time, Transworld shall deposit in trust with the Exchange Agent the funds necessary to pay the Merger Consideration for shares of Company Common Stock converted by reason of the Merger. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to send to each holder of record of shares of Company Common Stock at the Effective Time a letter of transmittal in customary form for use in such exchange (which shall specify that the delivery of certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Company Common Stock to the Exchange Agent).

          (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such shares of Company Common Stock, together with a properly completed letter of transmittal covering such shares of Company Common Stock, will be entitled to receive the Merger Consideration payable in respect of such shares.
After the Effective Time, each such certificate shall, until so surrendered, represent for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the shares of Company Common Stock represented by the certificate or certificates in exchange therefor, it shall be a condition to such payment that the certificate or certificates surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock outstanding prior to the Effective Time. If, after the Effective Time, certificates representing shares of Company Common Stock outstanding prior to the Effective Time are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Agreement.

          (e) Any portion of the funds deposited with the Exchange Agent pursuant to Section 1.7(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to the Surviving Corporation upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.7 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his shares of Company Common Stock, but shall have those rights against the Surviving Corporation as may be accorded to general creditors under applicable law. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of shares of Company Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws. Any portion of the funds remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such portion would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any person previously entitled thereto.

          (f) Any portion of the funds deposited with the Exchange Agent pursuant to Section 1.7(a) to pay for Dissenting Shares shall be returned to the Surviving Corporation upon demand.

          (g) The funds deposited with the Exchange Agent shall be invested by the Exchange Agent as directed by the Surviving Corporation in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having combined capital, surplus, and undivided profits aggregating at least $500,000,000, or a fund, substantially all of the assets of which are invested in the foregoing types of investments, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

          SECTION 1.8.  Dissenter's Rights.
                        ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right for appraisal of those shares of Company Common Stock in accordance with the provisions of Section 262 of Delaware Law and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting
                                                              ----------
Shares") shall not be converted into or represent a right to receive the
------
Merger Consideration pursuant to Section 1.6(b), but the holder shall only be entitled to such rights as are granted by Delaware Law. If a holder of shares of Company Common Stock who demands appraisal of those shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever occurs later, each such share of Company Common Stock shall be converted into and represent the right to receive the Merger Consideration as provided in Section 1.6(b), without interest, upon the surrender of the certificate or certificates representing those shares. The Company shall give Transworld: (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights of appraisal and (ii) the authority to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Transworld, voluntarily make any payment with respect to any demands for appraisals of shares of Company Common Stock, offer to settle or settle any such demands, or approve any withdrawal of any such demands.

          (b) Each holder of Dissenting Shares who becomes entitled under Delaware Law to payment for his Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to Delaware Law) and such shares of Company Common Stock shall thereupon be cancelled.

          SECTION 1.9.  Options and Restricted Shares.
                        -----------------------------

          (a) Immediately following the Effective Time, each outstanding stock option (an "Option") granted under the Company's 1989 Stock Option
                  ------
Plan, 1996 Employee Stock Option Plan, the Shareholder Value Incentive Plan, or 1996 Nonemployee Director Stock Option Plan (the "Option Plans"), whether
                                                     ------------
or not then vested or exercisable, shall be converted into the right to receive an amount equal to the product of (i) the number of shares of Company Common Stock subject to the Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Option (the "Option Consideration").
                           --------------------

          (b) Immediately following the Effective Time, each outstanding Option and warrant granted under any plan, agreement, or arrangement of the Company other than the Option Plans, whether or not then vested or exercisable, shall be cancelled and the holders thereof shall be entitled to receive from the Company, in cancellation and settlement of the Option or warrant, an amount equal to the Option Consideration.

          (c)  All awards of shares of Company Common Stock (the "Share
                                                                  -----
Awards") outstanding under any plan, agreement, or arrangement of the
------
Company, when vested, shall be cancelled and each holder of a cancelled Share Award shall be entitled to receive from the Company upon vesting in such Share Award, in cancellation and settlement of the vested Share Award, an amount equal to the product of (i) the number of shares of Company Common Stock subject to the vested Share Award and (ii) the Merger Consideration.

          (d) Any amounts payable pursuant to this Section 1.9 shall be subject to any required withholding of taxes and shall be paid without interest.

          (e) The Company shall (without the payment of additional consideration): (i) make any amendments to the Option Plans and any other plan, agreement, or arrangement of the Company; (ii) use all reasonable best efforts to obtain any consents or releases; and (iii) take any other action necessary to effect the transactions contemplated by this Section 1.9. Notwithstanding any other provision of this Section 1.9, payment may be withheld in respect of any Option or Share Award until any necessary consents or releases are obtained.

          SECTION 1.10.  Closing.
                         -------

          The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose Goetz &
      -------
Mendelsohn LLP, 1585 Broadway, New York, New York, at 11:00 a.m., local time, on the day on which the conditions set forth in Article VII hereof are satisfied or waived, or at such other place and time and on such other date as Transworld and the Company shall agree (the "Closing Date").
                                                ------------


                         ARTICLE II

   REPRESENTATIONS AND WARRANTIES OF TRANSWORLD AND NEWCO
   ------------------------------------------------------


          Transworld and Newco hereby jointly and severally represent and warrant to the Company that:

          SECTION 2.1.   Corporate Organization.
                         ----------------------

          Each of Transworld and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate, or lease the properties that it purports to own, operate, or lease and to carry on its business as it is now being conducted, and is in good standing in each jurisdiction where the character of its properties owned, operated, or leased or the nature of its activities makes such qualification necessary, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect on Transworld. Newco is a newly formed corporation which has not engaged in any business other than in connection with its organization and the transactions contemplated by this Agreement. The term "Material Adverse Effect," as used in this Agreement with respect
          -----------------------
to Transworld or the Company, means any change or effect that is materially adverse to the business, results of operations, assets, liabilities, condition (financial or otherwise), or prospects of Transworld and its Subsidiaries (as defined in Section 3.1), taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be.

          SECTION 2.2.   Authority Relative to this Agreement, the Stock
                         -----------------------------------------------
                         Purchase Agreement, and the Registration Rights
                         -----------------------------------------------
                         Agreement.
                         ---------
          Each of Transworld and Newco has all necessary corporate power and authority to enter into this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by Transworld and Newco and the consummation by Transworld and Newco of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Transworld and Newco. This Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement have been duly executed and delivered by Transworld and Newco and, assuming the due authorization, execution, and delivery hereof and thereof by the Company, constitute legal, valid, and binding obligations of Transworld and Newco, enforceable against each in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          SECTION 2.3.   No Conflict; Required Filings and Consents.
                         ------------------------------------------

          (a) The execution and delivery of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by Transworld and Newco do not, and neither the performance of this Agreement, the Stock Purchase Agreement, or the Registration Rights Agreement by Transworld and Newco nor the Merger or other transactions contemplated hereby or by the Stock Purchase Agreement or the Registration Rights Agreement will
(i) conflict with or violate the Certificate of Incorporation or By-Laws of Transworld or the Certificate of Incorporation or By-Laws of Newco,
(ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment, or decree applicable to Transworld or Newco or by which either of them or their respective properties is bound or affected (assuming compliance with the requirements set forth in clauses (i), (ii), (iii), and (iv) of Section 2.3(b)) or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a material lien or encumbrance on any of the property or assets of Transworld or Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Transworld or Newco is a party or by which Transworld or Newco or any of their respective properties is bound or affected, except as contemplated by Section 7.3(i) and except for any such breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Transworld.

          (b) The execution and delivery of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by Transworld and Newco do not, and the performance of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by Transworld and Newco will not require Transworld or Newco to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of state securities laws ("Blue Sky Laws"),
                                                       -------------
Federal securities laws, and filing and recordation of the Certificate of Merger as required by Delaware Law, (ii) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) filings
                                                   -------
with respect to Medicare and Medicaid provider number licenses and other healthcare related licenses, and (iv) where failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent Transworld or Newco from performing their respective obligations under this Agreement.

          SECTION 2.4.   Proxy Material.
                         -------------

          None of the information supplied or to be supplied by Transworld or any of its affiliates or representatives for inclusion in (i) the proxy statement to be mailed to holders of Company Common Stock in connection with the special meeting of stockholders of the Company (the "Company
                                                         -------
Stockholders Meeting") (such proxy statement, together with the letter to
--------------------
stockholders, notice of meeting, and form of proxy being hereinafter collectively referred to as the "Definitive Proxy Material") or any
                                 -------------------------
amendment or supplement thereto, or (ii) any other documents to be filed with the Securities and Exchange Commission (the "SEC") or any other
                                                  ---
regulatory agency in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Definitive Proxy Material or any amendment thereof or supplement thereto, at the time of the Company Stockholders Meeting or at the time of mailing of the Definitive Proxy Material to stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Company Stockholders Meeting.

          SECTION 2.5.  Litigation.
                        ----------

          As of the date hereof, there is no suit, action, proceeding, or investigation pending or, to the knowledge of Transworld or Newco, threatened, against Newco or Transworld which seeks to prevent or challenge the transactions contemplated by this Agreement, the Stock Purchase Agreement, or the Registration Rights Agreement.

          SECTION 2.6.   Brokers.
                         -------

          No broker, finder, or investment banker is entitled to any brokerage, finder's, or similar fee or commission in connection with the transactions contemplated by this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement, based upon arrangements made by or on behalf of Transworld or Newco, except UBS Securities LLC, in connection with providing a fairness opinion and certain financial advisory services to Transworld and BT Securities Corporation in connection with certain other services, none of which will be paid by the Company, except as provided in
Section 8.3(a) hereof.

          SECTION 2.7.   Financing.
                         ---------

          Subject to the receipt by Transworld of an amendment or consent under its existing credit facility as contemplated by Section 7.3(i), Transworld will have sufficient funds to enable it to consummate the Merger and the Stock Purchase.

          SECTION 2.8.   Board Recommendation.
                         --------------------

          The Board of Directors of Transworld, at a meeting of such board duly called and held on November 11, 1996, by the unanimous vote of all directors present, approved and adopted this Agreement, the Merger, and the other transactions contemplated hereby, and the Stock Purchase Agreement, the Registration Rights Agreement, and the transactions contemplated thereby.

          SECTION 2.9.   Fairness Opinion.
                         ----------------

          Transworld has received the opinion of UBS Securities LLC that the consideration paid by Transworld in connection with the purchase by Transworld of certain indebtedness of the Company, the Merger, and the Stock Purchase is fair, from a financial point of view, to Transworld.

                        ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
       ---------------------------------------------


          The Company hereby represents and warrants to Transworld and Newco that, except as set forth in the Disclosure Schedule previously delivered by the Company to Transworld (the "Disclosure Schedule"):
                                -------------------
          SECTION 3.1.   Organization and Qualification; Subsidiaries.
                         --------------------------------------------

          Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate, or lease the properties that it purports to own, operate, or lease and to carry on its business as it is now being conducted, and is in good standing in each jurisdiction where the character of its properties owned, operated, or leased or the nature of its activities makes such qualification necessary, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Section 3.1 of the Disclosure Schedule sets forth the name, jurisdiction of incorporation, capitalization, and percentage of outstanding capital stock owned, directly or indirectly, by the Company with respect to each of its Subsidiaries. Except as set forth in Section 3.1 of the Disclosure Schedule, all the outstanding capital stock and other ownership interests or equity equivalents of each of the Subsidiaries of the Company is duly authorized, validly issued, fully paid, and nonassessable and is owned by the Company or another Subsidiary of the Company free and clear of any claim, lien, or encumbrance. Except as disclosed in Section 3.1 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly controls or owns any interest in any other corporation, partnership, joint venture, or other business association or entity. The term "Subsidiary" of
                                                             ----------
a person as used in this Agreement shall mean any corporation or other legal entity of which that person (either alone or together with other Subsidiaries of that person) owns, directly or indirectly, more than 50% of the stock or other equity interests which are ordinarily and generally, in the absence of contingencies or understandings, entitled to vote for the election of a majority of the board of directors or governing body.

          SECTION 3.2.   Certificate of Incorporation and By-Laws.
                         ----------------------------------------

          The Company has heretofore furnished to Transworld a complete and correct copy of the Certificate of Incorporation and By-Laws, each as amended to date, of the Company. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          SECTION 3.3.   Capitalization.
                         --------------

          The authorized capital stock of the Company consists of 39,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock ("Company Preferred Stock"). As of the date hereof, (i) no shares of
  -----------------------
Company Preferred Stock are outstanding or reserved for issuance,
(ii) 9,330,182 shares of Company Common Stock are issued and outstanding,
(iii) 1,011,668 shares of Company Common Stock are reserved for issuance pursuant to outstanding warrants, convertible debt, and Options, and
(iv) 9,711,005 shares of Company Common Stock are reserved for issuance pursuant to the Stock Purchase Agreement. The names of the holders of all such warrants, convertible debt, and Options, and the number of shares of Company Common Stock subject to such warrants, convertible debt, and Options are set forth in Section 3.3 of the Disclosure Schedule. Except as set forth in such Section 3.3 of the Disclosure Schedule, there are no securities convertible into capital stock or other ownership interests or equity equivalents, options, warrants, or other rights, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock, or ownership or equity equivalent of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other ownership interests or equity equivalents in, the Company or a Subsidiary or any agreement to issue any such convertible securities, options, warrants, rights, agreements, arrangements, or commitments. All issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid, and nonassessable. Without limiting the foregoing, the Agreement Shares and the Transworld Option Shares, upon issuance on the terms and conditions specified in the Stock Purchase Agreement, (x) will be duly authorized, validly issued, fully paid, and nonassessable, (y) will be free of any pledges, liens, security interests, or other encumbrances of any kind, and (z) will not be issued in violation of any preemptive rights. There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary is a party with respect to the voting of the capital stock of the Company or any Subsidiary.

          SECTION 3.4.   Authority Relative to this Agreement, the Stock
                         -----------------------------------------------
                         Purchase Agreement, and the Registration Rights
                         -----------------------------------------------
                         Agreement.
                         ---------

          The Company has all necessary corporate power and authority to enter into this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder, and the execution and delivery of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement and the Merger, to the calling and holding of the Company Stockholders Meeting and approval of the Merger and adoption of this Agreement by a vote of the holders of a majority of the outstanding shares of Company Common Stock ("Company
                                                             -------
Stockholder Approval").  This Agreement, the Stock Purchase Agreement, and
--------------------
the Registration Rights Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery by Transworld and Newco, constitute legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by an implied covenant or good faith and fair dealing.

          SECTION 3.5.   No Conflict; Required Filings and Consents.
                         ------------------------------------------

          (a) The execution and delivery of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by the Company do not, and neither the performance of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by the Company nor the Merger or other transactions contemplated hereby or by the Stock Purchase Agreement or the Registration Rights Agreement (nor any change in control of the Company resulting therefrom), subject to obtaining Company Stockholder Approval, will (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment, or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or affected (assuming compliance with the requirements set forth in clauses (i), (ii), (iii), (iv) and (v) of Section 3.5(b)), or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or give to others any other rights pursuant to, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their assets is bound or affected, except as set forth in Section 3.5(a) of the Disclosure Schedule and except for any such breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (b) The execution and delivery of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by the Company do not, and the performance of this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement by the Company will not, require the Company or any of its Subsidiaries to obtain any consent, approval, authorization, or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except
(i) for applicable requirements of Federal securities laws, Blue Sky Laws, and filing and recordation of the Certificate of Merger as required by Delaware Law, (ii) in connection with the Stock Purchase Agreement, a waiver by the NASDAQ Stock Market of a section of the By-Laws of the National Association of Securities Dealers, Inc., (iii) filings pursuant to the HSR Act, (iv) filings with respect to MediCare and Medicaid provider number licenses and other healthcare related licenses as set forth in Section 3.5(b) of the Disclosure Schedule, and (v) where failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, the Stock Purchase Agreement, or the Registration Rights Agreement and would not have a Material Adverse Effect on the Company.

          SECTION 3.6.   SEC Filings; Financial Statements.
                         ---------------------------------

          (a) As of their respective dates, all reports, schedules, registration statements, and definitive proxy statements filed by the Company with the SEC since April 30, 1994 (collectively, the "Company SEC
                                                              -----------
Reports"), except as described in subsequently filed Company SEC Reports
-------
(that have been filed with the SEC prior to the date hereof) (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not contain any
      ------------
untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

          (b) Except as described in subsequently filed Company SEC Reports (that have been filed with the SEC prior to the date hereof), each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Except as set forth in Section 3.6 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation of any nature whatsoever (whether known or unknown, due or to become due, accrued, fixed, contingent, liquidated, unliquidated, or otherwise), other than liabilities and obligations (i) which are set forth in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of April 30, 1996 or reflected in the notes thereto or (ii) which arose in the ordinary course since April 30, 1996 and do not and will not individually or in the aggregate, have a Material Adverse Effect on the Company.

          SECTION 3.7.   Absence of Certain Changes or Events.
                         ------------------------------------

          Except as contemplated by this Agreement or disclosed in the Company SEC Reports or Section 3.7 of the Disclosure Schedule, since April 30, 1996, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since such date, (i) there has not been any change in the business, assets, liabilities, results of operations, or condition (financial or otherwise) of the Company or its Subsidiaries having a Material Adverse Effect on the Company, and (ii) the Company and its Subsidiaries have not entered into any material transaction with any third party.

          SECTION 3.8.   Absence of Litigation.
                         ---------------------

          Except as set forth in Section 3.8 of the Disclosure Schedule or in the Company SEC Reports, no claim, action, proceeding, or investigation is pending or, to the best knowledge of the Company, threatened against the Company or its Subsidiaries which would, individually or in the aggregate, if adversely determined, have a Material Adverse Effect on the Company. As of the date hereof, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries arising out of or in any way related to this Agreement, the Stock Purchase Agreement, the Registration Rights Agreement, or any of the transactions contemplated hereby or thereby. From the date hereof until the Effective Time, the Company shall promptly advise Transworld and Newco if any such claim, suit, governmental proceeding, or litigation is commenced against the Company or any of its Subsidiaries or is, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          SECTION 3.9.   Employee Benefit Plans.
                         ----------------------

          True, correct, and complete copies, as in effect on the date hereof, of the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and
                                                              -----
related summary plan descriptions, currently or previously established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or its Subsidiaries or any entity that would be deemed a "single employer" with the Company or any of its Subsidiaries (an "ERISA Affiliate") within the meaning
                                        ---------------
of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), and all bonus, stock option, stock purchase, stock
              ----
appreciation right, incentive, deferred compensation, supplemental retirement, severance, welfare, medical, life, vacation, sickness, change in control, death benefit, and other similar fringe or employee benefit plans, programs, policies, or arrangements, all employment, consulting, or executive compensation agreements for the benefit of, or relating to, any employee, former employee, consultant, director, or retiree of the Company or any Subsidiary thereof or any ERISA Affiliate (including their family members and other beneficiaries) (collectively, the "Employee Plans"), and
                                                     --------------
written descriptions of any oral arrangements or agreements with respect to the foregoing, have been provided or made available to Transworld prior to the date hereof and are listed in Section 3.9 of the Disclosure Schedule; provided that an Employee Plan that is no longer maintained by the Company or an ERISA Affiliate shall not be listed in Section 3.9 of the Disclosure Schedule and copies thereof need not be made available to Transworld prior to the date hereof. With respect to any Employee Plans (i) each Employee Plan intended to qualify under Section 401(a) of the Code has been qualified since inception and has received a favorable determination letter under Revenue Procedure 93-39 and subsequent revenue procedures from the Internal Revenue Service (the "IRS") and delivered to Transworld for any such
                      ---
Employee Plan evidencing its qualified status, and with respect to each such Employee Plan, no event has occurred or condition exists that could disqualify such Employee Plan or cause the loss of any tax deductions for contributions made to such Employee Plan; (ii) no such Employee Plan is or has ever been a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code or a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA which is subject to Sections 4063 and 4064 of ERISA (a "Multiple Employer Plan"), and
                                               ----------------------
neither the Company nor any ERISA Affiliate has had an obligation to contribute to any multiemployer plan; (iii) there has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, involving the assets of the Employee Plans, in connection with which the Company or any of its ERISA Affiliates could be subject either to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; (iv) all payments required by any Employee Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) required to have been made shall have been made prior to the Closing or provided for by the Company as applicable, by full accruals as if all targets required by such Employee Plan had been or will be met at maximum levels) on its financial statements; (v) no Employee Plan is or has ever been subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA; (vi) except as disclosed in Section 3.9 of the Disclosure Schedule no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against the Employee Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Employee Plans; (vii) each Employee Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; (viii) no Employee Plan is or expected to be under audit or investigation by the IRS, U.S. Department of Labor, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty; (ix) each Employee Plan intended to meet requirements for tax-favored treatment under any provision of the Code, including, without limitation, Sections 79, 105, 106, 117, 120, 125, 127, 129, 132, 162(m), 404, 404A, 419, 419A, or 501(c)(9) of the Code satisfies the applicable requirements under the Code; (x) with respect to each Employee Plan that is funded mostly or partially through an insurance policy, neither the Company nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing; and (xi) the Company will make available to Transworld as to each Employee Plan, a true and correct copy of the most recent annual report (Form 5500) filed with the IRS and the most recent report.

          Except as listed in Section 3.9 of the Disclosure Schedule or as required by Section 4980B(f) of the Code, no plan or arrangement provides medical, death, or welfare benefits (whether or not insured) with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of employment.

          The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, or director of the Company, its Subsidiaries or ERISA Affiliates (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Employee Plan will fail to be deductible for federal income tax purposes by virtue of
Section 280G or 162(m) of the Code. Except as disclosed in Section 3.9 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement, or to modify or change any existing Employee Plan. Neither the Company nor any ERISA Affiliate maintains a pension plan (as defined in Section 3(2) of ERISA), including, without limitation, a nonqualified deferred compensation plan or excess benefit plan, that is unfunded. No event, condition, or circumstance exists that would prevent the amendment or termination of any Employee Plan.

          SECTION 3.10.  Permits and Licenses.
                         --------------------

          Except as set forth in Section 3.10 of the Disclosure Schedule, the Company and its Subsidiaries are now, and on the Closing Date will be, the holder of all licenses, franchises, ordinances, authorizations, permits, and certificates, domestic or foreign (collectively, the "Company
                                                          -------
Licenses"), necessary to enable them to continue to conduct their businesses
--------
in all material respects as presently conducted, except where the failure to have such Company Licenses, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in
Section 3.10 of the Disclosure Schedule, all of the Company Licenses are now, and (assuming satisfaction of all requirements set forth in Section 3.5(b)(iv) and (v)) on the Closing Date will be, in full force and effect. The Company has no reason to believe that any Federal, state, or local government or agency having jurisdiction will revoke, cancel, rescind, refuse to renew in the ordinary course, or modify any of the Company Licenses. Except as disclosed in the Company SEC Reports or except as set forth in Section 3.10 of the Disclosure Schedule, there is not now pending, or, to the best knowledge of the Company, threatened, any investigation before any such Federal, state, or local governments or agencies which, either individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports, each of the Company and its Subsidiaries has conducted its business so as to comply with all applicable laws, regulations, ordinances, and codes, domestic and foreign, including, without limitation, laws, regulations, ordinances, and codes relating to the protection of the environment, the failure to comply with which could have, either individually or in the aggregate, a Material Adverse Effect on the Company.

          SECTION 3.11.  Proxy Material.
                         --------------

          None of the information supplied or to be supplied by the Company or any of its affiliates or representatives for inclusion, or included or incorporated by reference, in (i) the Definitive Proxy Material or (ii) any other documents to be filed with the SEC or any other regulatory agency in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Definitive Proxy Material or any amendment thereof or supplement thereto, at the time of the Company Stockholders Meeting or at the time of mailing of the Definitive Proxy Material to stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Company Stockholders Meeting. The Definitive Proxy Material and any amendment thereof or supplement thereto will comply as to form in all material respects with the provisions of the Exchange Act.

          SECTION 3.12.  Brokers.
                         -------

          No broker, finder, or investment banker, other than National Westminster Bank Plc. ("NatWest"), is entitled to any brokerage, finder's,
                        -------
or other fee or commission in connection with the transactions contemplated by this Agreement, the Stock Purchase Agreement, or the Registration Rights Agreement, based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Transworld a complete and correct copy of all agreements between the Company and NatWest pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereby.

          SECTION 3.13.  Properties, Contracts, and Insurance.
                         ------------------------------------

          (a) Except as set forth in Section 3.13(a) to the Disclosure Schedule, the Company and its Subsidiaries own, or are licensed to use, or lease, all property and assets, real and personal, tangible and intangible (including, but not limited to, all patents, trademarks, trade names, copyrights, technology, know-how, and processes), used in or necessary for the conduct of their businesses as currently conducted except where the failure so to own, license, or lease would not have a Material Adverse Effect on the Company. To the knowledge of the Company, the use of such patents, trademarks, trade names, copyrights, technology, know-how, and processes by the Company or its Subsidiaries does not infringe on the rights of any person, subject to such claims and infringement which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on the Company.

          (b) Section 3.13(b) of the Disclosure Schedule sets forth a true and complete list of all contracts, agreements, notes, bonds, mortgages, indentures, guarantees, instruments, or commitments (written or oral) relating to the Company or any of its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole (other than those relating to insurance coverage), and all agreements which impose operational, geographic, or other restrictions upon the ability of the Company or any of its Subsidiaries to engage in any business. To the best knowledge of the Company and except as set forth in Section 3.13(b) of the Disclosure Schedule, all of such material contracts of the Company and its Subsidiaries are presently valid and existing and in full force and effect, and there is no violation, default or claim of violation or default by any party thereto and no condition or event has occurred which with notice or lapse of time or both would constitute a violation or default thereunder, except for any such failure to be valid and existing and in full force and effect, or any such violation, default, or claim, which would not have a Material Adverse Effect on the Company.

          (c) Section 3.13(c) of the Disclosure Schedule sets forth a true and correct list of all insurance coverage maintained by or for the benefit of the Company and its Subsidiaries with respect to their operations or any incident, event, or thing arising therefrom or relating thereto, setting forth (i) the name of the carrier, (ii) the nature and dollar limits of the coverage, (iii) the policy number and scheduled expiration date, (iv) the premium rate and date through which paid, and (v) the named insureds thereunder. Except as set forth in Section 3.13(c) of the Disclosure Schedule, all such policies are in full force and effect, no notice of default or termination has been given thereunder, and no effect, occurrence, or thing has occurred which, with notice or lapse of time or both, could result in the early termination thereof.

          SECTION 3.14.  Board Recommendation.
                         --------------------

          The Board of Directors of the Company, at a meeting of such board duly called and held on November 12, 1996 (prior to the time of the execution of this Agreement and the Stock Purchase Agreement), by the unanimous vote of all directors voting, (a) determined that the Merger and the Stock Purchase are fair to the Company and its stockholders, and approved and adopted this Agreement, (b) approved (i) this Agreement, the Merger and the other transactions contemplated hereby, and (ii) the Stock Purchase Agreement, the Registration Rights Agreement, and the transactions contemplated thereby, and (c) resolved to recommend approval and adoption of the Merger and this Agreement by the Company's stockholders.

          SECTION 3.15.  Fairness Opinion.
                         ----------------

          The Company has received the opinion of NatWest that the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

          SECTION 3.16.  Compliance with Environmental Laws. For the
                         ----------------------------------
purposes of this Section 3.16:

          "Contaminant" shall mean all Hazardous Materials and all those
           -----------
substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or
            ----
substance which constitutes a material health, safety or environmental hazard to any person or property.

          "Environmental Claim" shall mean any written notice of violation,
           -------------------
claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon
(i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any substance, chemical, material, pollutant, contaminant, odor, or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of the Company or any of its Subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment, or disposal of materials in connection with the operation of any of the properties of the Company or any of its Subsidiaries, or (iii) the violation, or alleged violation by the Company or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Company or any of its Subsidiaries, under any applicable Environmental Law.

          "Environmental Laws" shall mean the Comprehensive Environmental
           ------------------
Response, Compensation, and Liability Act (42 U.S.C. S 9601 et seq.), the
                                                            ------
Hazardous Material Transportation Act (49 U.S.C. S 1801 et seq.), the
                                                        ------
Resource Conservation and Recovery Act (42 U.S.C. S 6901 et seq.), the
                                                         ------
Federal Water Pollution Control Act (33 U.S.C. S 1251 et seq.), the Oil
                                                      ------
Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. S 300(f), et seq.), the Clear Air Act (42 U.S.C. S 7401 et seq.), the Toxic
          ------                                        ------
Substances Control Act, as amended (15 U.S.C. S 2601 et seq.), the Federal
                                                     ------
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. S 136 et seq.), and
                                                            ------
the Occupational Safety and Health Act (29 U.S.C. S 651 et seq.), as such
                                                         -----
laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies and the common law.

          "Hazardous Material" shall mean any pollutant, contaminant,
           ------------------
chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any PCBs; provided, in
                                                              --------
the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent
                                          --------  -------
that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

          "Release" shall mean any releasing, spilling, leaking, seepage,
           -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

          "Remedial Work" shall mean any investigation, site monitoring,
           -------------
containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Company or any of its Subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

          (a) Except as disclosed in Section 3.16 of the Disclosure
Schedule: (i) the operations of the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) the Company, its Subsidiaries, and all of their present facilities or operations, and, to the knowledge of the Company or any of its Subsidiaries, their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party regarding (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Company and its Subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment; (iv) neither the Company nor any of its Subsidiaries, nor any predecessor of the Company or any of its Subsidiaries, has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of the Company and its Subsidiaries involve the generation, transportation, treatment, or disposal of Hazardous Materials; (vii) neither the Company nor any of its Subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Company and its Subsidiaries neither has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of the Company or any of its Subsidiaries; and (ix) no lien in favor of any governmental authority for
(A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Company or any of its Subsidiaries.

          (b) Except as set forth in Section 3.16 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has contractually, nor, to the knowledge of the Company or any of its Subsidiaries, by operation of law, or under any Environmental Law, assumed or succeeded to any material environmental liabilities relating to any Environmental Claims of any predecessor or other person or entity.

          (c) None of the matters set forth in Section 3.16 of the Disclosure Schedule have, or are likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          SECTION 3.17.  Employment Matters.
                         ------------------

          (a) Except as set forth in Section 3.17 of the Disclosure Statement, each of the Company and its Subsidiaries: (i) is in compliance in all material respects with all applicable Federal and state laws, rules, and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to current, former, or retired employees or consultants of the Company or any of its Subsidiaries (collectively "Employees"); (ii) has withheld all
                                   ---------
amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the ordinary course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees, except in each case, for immaterial amounts.

          (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, no Employee Plans, employment or other agreements, or trusts exist that expressly or impliedly make reference to, or provide that payments be made or benefits provided, upon any "change in ownership or control," pursuant to which, with or without notice, the lapse of time or action by the Company or any of its Subsidiaries or by any Employee or other person, the payment, vesting, or funding of compensation or benefits is or may be provided or accelerated, or a reversion to the Company or any of its Subsidiaries of assets from an Employee Plan may be prohibited, or an obligation to sell assets may arise, by reason of or in connection with the consummation of a transaction contemplated by this Agreement or the Stock Purchase Agreement (collectively, "Change of Control Provisions").
                                   ----------------------------

          (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is presently or has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries.

          SECTION 3.18.  Tax Returns, Audits, and Liabilities.
                         ------------------------------------

          (a) Except as set forth in Section 3.18 of the Disclosure Schedule, each of the Company and its Subsidiaries has (i) timely filed in accordance with all applicable laws, all Returns (as defined below) required to be filed by them, (ii) paid all Taxes (as defined below) shown to have become due pursuant to such Returns, and (iii) paid all Taxes (other than those being contested in good faith, all of which are disclosed in Section
3.18 of the Disclosure Schedule) for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable, in each case other than failures to file or pay that would not, in the aggregate, have a Material Adverse Effect on the Company. All Returns filed by each of the Company and each of its Subsidiaries with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Except as set forth in Section 3.18 of the Disclosure Schedule, complete copies of (i) consolidated federal Income Tax Returns (as defined below) for the Company and its Subsidiaries and (ii) state and local Income Tax and other Tax Returns of the Company and its Subsidiaries for each of the years ended April 30, 1995 and 1996, have heretofore been delivered or made available to Transworld. Except as set forth in Section 3.18 of the Disclosure Schedule,
(A) there is no action, suit, proceeding, investigation, audit, claims or assessment pending or proposed with respect to any liability for Tax that relates to the Company or any of its Subsidiaries for which a material amount of Tax is at issue, (B) all material amounts required to be collected or withheld by the Company and each of its Subsidiaries with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted,
(C) no extension of time within which to file any material Return that relates to the Company or any of its Subsidiaries has been requested which Return has not since been filed, (D) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any material Return that relates to the Company or any of its Subsidiaries which remain in effect, (E) there are no tax rulings, requests for rulings, or closing agreements relating to the Company or any of its Subsidiaries which could materially affect their liability for Taxes for any period after the Effective Time, (F) all material Federal, state, and local Income Tax Returns of the Company and each of its Subsidiaries with respect to taxable periods through the year ended April 30, 1992 have been examined and closed or are Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (G) no power of attorney has been granted by the Company or any of its Subsidiaries with respect to any matter relating to Taxes of the Company and its Subsidiaries which is currently in force, (H) no excess loss account (as referred to in Treasury Regulation Section 1.1502-19) exists with respect to any Subsidiary of the Company, (I) neither the Company nor any of its Subsidiaries has any deferred gain or loss (i) arising from deferred intercompany transactions (as referred to in Treasury Regulation Sections 1.1502-13 and 1.1502-13T), or (ii) with respect to the stock or obligations of any other member of the Company's affiliated group (as described in Treasury Regulation Sections 1.1502-14 and 1.1502-14T) and (J) neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code or any comparable provision of state revenue statutes. The Company has filed a consolidated Return for Federal Income Tax purposes on behalf of itself and other members of the affiliated group (within the meaning of Section 1504 of the Code) of which it is the parent corporation since at least the date on which each was incorporated. The accruals for deferred Federal income taxes reflected in the audited financial statements of the Company for the year ended April 30, 1996 are adequate in all material respects to cover any deferred Federal Income Tax liability of the Company and its Subsidiaries determined in accordance with generally accepted principles through the date thereof. The accruals and reserves for Taxes in such financial statements are adequate in all material respects to cover any liability of the Company and its Subsidiaries for Taxes for periods through the date thereof.

          (b) The Company has heretofore provided Transworld with complete copies (or, if oral, written descriptions) of any Tax Sharing Arrangement to which the Company or any of its Subsidiaries is a party.

          (c) For purposes of this Agreement, except as otherwise expressly provided, unless the context otherwise requires:

               "Income Taxes" means any Federal, state, local, or foreign
                 -----------
income, or franchise Tax and in each instance any interest, penalties, or additions to tax attributable to such Tax;

               "Return" means any report, return, statement, estimate,
                ------
declaration, form, or other information required to be supplied to a taxing authority in connection with Taxes;

               "Tax" or "Taxes" means taxes of any kind, levies or other
                ---      -----
like assessments, customs, duties, imposts, charges or, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to any such Tax; and

               "Tax Sharing Arrangement" means any written or unwritten
                -----------------------
agreement or arrangement for the allocation or payment of or with respect to Tax liabilities or Tax benefits.

          SECTION 3.19.  Full Disclosure.
                         ---------------

          No statement herein or in the Disclosure Schedule hereto or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                         ARTICLE IV

                  COVENANTS OF THE COMPANY
                  ------------------------


          SECTION 4.1.   Conduct of Business by the Company Pending the
                          ----------------------------------------------
                         Merger.
                         ------

          The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement or unless Transworld shall otherwise give its prior written consent, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice (including financial and other controls of the Company instituted since the commencement of the current fiscal year), and the Company will use its commercially reasonable efforts to continue its business development activities, to maintain in effect all licenses, approvals, and authorizations, to preserve intact its business organization and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it, and Transworld and Newco agree to cooperate reasonably, if required by the Company, with the Company in connection with the foregoing. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, do or agree to do any of the following without the prior written consent of Transworld:

          (a) amend or otherwise change its Certificate of Incorporation or By-Laws;

          (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of (i) any shares of capital stock of any class, or any options, warrants, convertible securities, subscriptions, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest or equity equivalent, of the Company or any of its Subsidiaries (including, without limitation, stock appreciation rights) or any other securities in respect of, in lieu of, or in substitution for any outstanding shares (other than, in the case of the Company, shares of Company Common Stock issuable pursuant to the exercise of outstanding convertible debt, warrants, or Options as set forth in Section
3.3 of the Disclosure Schedule) or grant or accelerate any right to convert or exercise or otherwise amend in any respect any such outstanding convertible debt, warrants, or Options or (ii) any material assets of the Company or any of its Subsidiaries, except for sales of goods or services in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, any other ownership interest or equity equivalent, or any other securities, or reclassify, combine, split, subdivide, redeem, purchase, or otherwise acquire, directly or indirectly, any such capital stock, ownership interest, equity equivalent, or other securities, or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, restructuring, recapitalization, or other reorganization or, except to the extent required by fiduciary obligations under applicable law, a merger or consolidation;

          (d) (i) except in the ordinary course of business and consistent with past practice, issue any debt securities or assume, guarantee, or endorse the obligations of any other person, except for immaterial amounts;
(ii) except in the ordinary course of business and consistent with past practice, make any loans, advances, or capital contributions to, or investments in, any other person (other than to or in the Company or its Subsidiaries or customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock of or other ownership interests or equity equivalents in the Company or any of its Subsidiaries; or (iv) except in the ordinary course of business and consistent with past practice, mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

          (e) except as set forth in Section 4.3, enter into, adopt, establish, or (except as may be required by law) amend or terminate any collective bargaining agreement, bonus, profit sharing, thrift, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expenses) increase in any manner the compensation or benefits of any director, officer, or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units), increase the amount or change in any material respect the terms of any insurance covering directors or officers;

          (f) except as set forth in Section 4.1(f) to the Disclosure Schedule, acquire, sell, license, lease, or dispose of any assets outside the ordinary course of business which in the aggregate are material to the Company or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

          (g) change any of the accounting principles or practices used by it;

          (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any interest therein; (ii) enter into any partnership, joint venture, or similar agreement or arrangement or any contract or agreement other than in the ordinary course of business consistent with past practice; (iii) authorize any new capital expenditure(s) which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000; or (iv) amend or modify any material existing agreement, arrangement, or understanding which would increase the obligations or impair or diminish the rights of the Company or any of its Subsidiaries in any material respect;

          (i) except as set forth in Section 4.1(i) to the Disclosure Schedule, make any tax election or settlement or compromise any income tax liability material to the Company or its Subsidiaries;

          (j) except as set forth in Section 4.1(j) to the Disclosure Schedule, pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted, or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries or incurred in the ordinary course of business consistent with past practice, except for fees and expenses (including legal fees and expenses) incurred in connection with this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby and except as required by applicable law.

          (k) except as set forth in Section 4.1(k) to the Disclosure Schedule, enter into (in writing or otherwise) any contract, agreement, commitment, arrangement, or understanding to do any of the foregoing; or

          (l) take, or agree to take, any action which would make any representation or warranty untrue or incorrect in any material respect.

          SECTION 4.2.   No Solicitation of Transactions.
                         -------------------------------

          From and after the date hereof through the earlier to occur of the Effective Date and the date of termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of, proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries or, except to the extent required by fiduciary obligations under applicable law, participate in any negotiations regarding, or furnish to any other person any information with respect to, or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing contained in this Section 4.2
               --------  -------
shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such other disclosure to the Company's stockholders which, in the judgment of the Board of Directors with advice of counsel, may be required under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall immediately demand the return or destruction of any non-public information concerning the Company distributed to other persons for the purpose of soliciting or encouraging any of the foregoing; provided,
                                                                   --------
however, that nothing in this sentence shall restrict the Company to the
------
 extent required by fiduciary obligations under applicable law from participating in any activities, discussions, or negotiations with any such parties. The Company shall as soon as practicable (a) notify Transworld if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and (b) disclose to Transworld the terms and conditions of such proposal or offer and the identity of the offeror or potential offeror.

          SECTION 4.3.   Option Plans, Convertible Debt, Options, and
                         --------------------------------------------
                         Warrants.
                         ---------

          (a) The Company shall take such action, if any, as may be necessary to terminate the Option Plans at the Effective Time and shall take the actions contemplated by Section 1.9(e).

          (b) The Company shall use commercially reasonable efforts to amend the terms of the outstanding convertible debt of the Company (as disclosed in Section 3.3 of the Disclosure Schedule) in order to provide that such convertible debt will cease to be convertible into equity of the Company on and after the Effective Time.

          (c) The Company shall take such action, if any, as may be necessary to cause the outstanding Options and warrants (as disclosed in Section 3.3 of the Disclosure Schedule) to be cancelled and settled in the manner provided in Section 1.9(b).

          SECTION 4.4.   State Takeover Statutes.
                         -----------------------

          The Company, will, upon the request of Transworld, take all reasonable steps to (i) exempt the Merger from the requirements of any state takeover law by action of the Company's Board of Directors or otherwise and
(ii) assist in any challenge by Transworld or Newco to the validity or applicability to the Merger of any state takeover law, it being understood that the Company may condition any such action on the consummation of the Merger. The phrase "state takeover law" does not include the New York State statute relating to the taxation of corporate transactions.

          SECTION 4.5.   Consents and Approvals.
                         ----------------------

          The Company shall use commercially reasonable efforts to obtain the consents and approvals required with respect to the items described in Sections 3.5(a) and (b) of the Disclosure Schedule.


                         ARTICLE V

             COVENANTS OF TRANSWORLD AND NEWCO
             ---------------------------------


          SECTION 5.1.   Directors' and Officers' Indemnification.
                         ----------------------------------------

          From and after the Effective Time, Transworld and the Surviving Corporation shall jointly and severally (to the same extent as the Company currently indemnifies its officers and directors pursuant to the Company's Certificate of Incorporation and By-Laws as in effect on the date hereof), indemnify, defend, and hold harmless the present officers and directors (the "Indemnified Parties") of the Company against all losses, claims, damages,
 ------------------
or liabilities ("Claims") arising out of actions or omissions occurring at
                 ------
 or prior to the Effective Time that are based on or arising out of the fact that such person is or was a director or officer of the Company prior to the Effective Time, including, without limitation, any Claim arising out of this Agreement, the Stock Purchase Agreement, or the Registration Rights Agreement or the transactions contemplated hereby and thereby.

                         ARTICLE VI

            ADDITIONAL AGREEMENTS OF THE PARTIES
            ------------------------------------


          SECTION 6.1.   Proxy Material.
                         --------------

          The Company shall prepare and, subject to the prior consent of Transworld, file with the SEC preliminary proxy material relating to the transactions contemplated by this Agreement (the "Preliminary Proxy
                                                  -----------------
Material") as soon as reasonably practicable.  The Company shall use its
--------
best efforts to respond to the comments of the SEC, provide a copy of all amended Preliminary Proxy Material to Transworld, file such amended Preliminary Proxy Material with the SEC with Transworld's prior consent, and cause the Definitive Proxy Material to be mailed to the stockholders of the Company. Each of the Company, Newco, and Transworld shall notify the other parties promptly of the receipt of any comments of the SEC and of any request by the SEC for amendments or supplements to the Preliminary Proxy Material or the Definitive Proxy Material, or for additional information. Each of the Company, Newco, and Transworld shall supply the other parties with copies of all correspondence with the SEC with respect to any of the foregoing filings. If at any time prior to the Company Stockholders Meeting, any event should occur relating to the Company or any of its officers, directors, or affiliates which should be described in an amendment or supplement to the Definitive Proxy Material, the Company shall promptly inform Transworld. If at any time prior to the Company Stockholders Meeting, any event should occur relating to Transworld or any of its officers, directors, or affiliates which should be described in an amendment or supplement to the Definitive Proxy Material, Transworld shall inform the Company. Whenever any event occurs which should be described in an amendment or supplement to the Definitive Proxy Material, the Company, Newco, and Transworld shall, upon learning of such event, cooperate with each other to promptly file and clear with the SEC and, if applicable, mail such amendment or supplement to the stockholders of the Company.

          SECTION 6.2.   Meeting of Stockholders of the Company.
                         --------------------------------------

          The Company shall as promptly as reasonably practicable take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-Laws duly to call, convene, and hold the Company Stockholders Meeting. The Company shall, subject to the fiduciary obligations of the Company's directors under applicable law as advised by outside counsel, use reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take such other action as is reasonably necessary to secure the vote of stockholders required by Delaware Law to effect the Merger. Transworld shall vote, or cause to be voted, in favor of the Merger all shares of Company Common Stock beneficially owned by it.

          SECTION 6.3.   HSR Act.
                         -------

          Each of Transworld and the Company shall promptly following the date hereof, file duly completed and executed Pre-Merger Notification and Report Forms as required pursuant to the HSR Act and use its best efforts to comply promptly with any requests made by the Federal Trade Commission or the Department of Justice pursuant to the HSR Act.

          SECTION 6.4.   Access to Information; Confidentiality.
                         --------------------------------------

          (a) Subject to applicable law, from the date hereof to the Effective Time, the Company shall afford the officers, employees, and authorized agents of Transworld reasonable access, during normal business hours and upon reasonable notice, to its officers, employees, authorized agents, properties, offices, books, and records and shall furnish Transworld with all financial and operating data and other information regarding the assets, properties, goodwill, and business of the Company as Transworld may from time to time reasonably request.

          (b) In the event of the termination of this Agreement and the Stock Purchase Agreement, Transworld and Newco shall, and shall cause their respective affiliates and their officers, directors, employees, and agents to, (i) return promptly every document furnished to them by the Company or any of its officers, directors, employees, and agents in connection with the transactions contemplated hereby and any copies thereof, and shall use its best efforts to cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available and (ii) destroy promptly all documents created by them from any data, information, or document furnished by the Company or any of its officers, directors, employees, and agents in connection with the transactions contemplated hereby and any copies thereof, and shall use its best efforts to cause others to whom such documents may have been furnished promptly to destroy the same and any copies thereof, other than documents created from data, information or documents filed with the SEC or otherwise publicly available. The terms of the Confidentiality Agreement dated October 23, 1996 among Hyperion Partners II L.P., the Company, and Transworld shall survive the termination hereof.

          (c) No investigation pursuant to this Section 6.4 or other investigation shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.5.   Notification of Certain Matters.
                         -------------------------------

          The Company shall give prompt notice to Transworld, and Transworld shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company, Transworld, or Newco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                            --------  -------
delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.6.   Further Action.
                         --------------

          Upon the terms and subject to the conditions hereof, and subject, in the case of the Company, to the exercise by the Board of Directors of the Company of its fiduciary obligations, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings, including, but not limited to: (i) reasonable efforts to lift or rescind any injunction or restraining order or other order which may be entered; (ii) cooperation in reasonable tax planning measures for the Company and the Surviving Corporation in light of the transactions contemplated hereby so long as no action shall be required to be taken which would result in adverse tax consequences to the stockholders of the Company or, if the Merger does not occur, to the Company; and
(iii) reasonable cooperation in respect of the filing of the Definitive Proxy Material and any amendment or supplement thereto and other filings to be made in connection with the Merger and the transactions contemplated hereby.

          SECTION 6.7.   Public Announcements.
                         --------------------

          Transworld and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the NASDAQ Stock Market.

          SECTION 6.8.   Government Compliance.
                         ---------------------

          Each of the Company, Transworld, and Newco agrees promptly to effect all necessary registrations, filings, applications, and submissions of information requested by governmental authorities.


                        ARTICLE VII

                  CONDITIONS OF THE MERGER
                  ------------------------


          SECTION 7.1.   Conditions to Obligations of Each Party to Effect
                         -------------------------------------------------
                         the Merger.
                         -----------

          The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the Company's Certificate of Incorporation and Delaware Law.

          (b) The Company and Transworld shall have received evidence, in form and substance reasonably satisfactory to Transworld, that such licenses, permits, consents, approvals, authorizations, qualifications, orders of governmental authorities, and third parties as are required in connection with the consummation of the transactions contemplated hereby or necessary to conduct the business of the Company and its Subsidiaries as presently conducted have been obtained and are in full force and effect other than those which, if not obtained, would not, either individually or in the aggregate, have a Material Adverse Effect on Transworld or the Company.

          (c) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (d) At the Effective Time, there shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as herein provided.

          (e) The Company shall have received from NatWest a written opinion addressed to the Company, for inclusion in the Definitive Proxy Material, that the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

          SECTION 7.2.   Additional Conditions to Obligation of the Company
                         -------------------------------------------------
                         to Effect the Merger.
                         --------------------

          The obligation of the Company to effect the Merger is also subject to each of the following conditions:

          (a) Each of Transworld and Newco shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Effective Time.

          (b) The representations and warranties of each of Transworld and Newco set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for changes contemplated by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

          (c) The Company shall have received a certificate of Transworld, dated the Closing Date, signed by the Chief Executive Officer of Transworld, to the effect that, to the best of the knowledge, information, and belief of such officer, the conditions specified in Section 7.2(a) and (b) have been fulfilled.

          (d) The Company shall have received an opinion from Proskauer Rose Goetz & Mendelsohn LLP, counsel to Transworld and Newco, dated the Closing Date, in form and substance reasonably satisfactory to the Company as to (i) the valid existence and good standing of Transworld and Newco in their respective jurisdictions of incorporation, (ii) the corporate power and authority of Transworld and Newco to own their properties and to conduct their business, (iii) the corporate power and authority of Transworld and Newco to execute and deliver this Agreement and the due authorization thereof, (iv) the due execution and delivery and enforceability of this Agreement, (v) the absence of conflicts with the charter, bylaws or material agreements of Transworld and Newco, (vi) the absence of material consents or approvals required to consummate the transactions contemplated by this Agreement, and (vii) the absence of litigation regarding the transaction.

          (e) All actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

          SECTION 7.3.   Additional Conditions to Obligations of Transworld
                         -------------------------------------------------
                         and Newco to Effect the Merger.
                         -------------------------------

          The obligations of Transworld and Newco to effect the Merger are also subject to each of the following conditions:

          (a) The Company shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Effective Time.

          (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for changes contemplated by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

          (c) Transworld shall have received a certificate of the Company, dated the Closing Date, signed by the Chief Executive Officer of the Company, to the effect that, to the best of the knowledge, information and belief of such officer, the conditions specified in paragraphs (a) and (b) of this Section 7.3 have been fulfilled.

          (d) There shall not have been any action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued or deemed applicable to the Merger by any Federal or state government or governmental authority or court, which would (i) prohibit the Surviving Corporation's or Transworld's ownership or operation of all or a material portion of the Company's business or assets, or compel the Surviving Corporation or Transworld to dispose of or hold separate all or a material portion of the Company's business or assets, as a result of the Merger; (ii) render Newco unable to consummate the Merger; (iii) make such consummation illegal; or
(iv) impose or confirm material limitations on the ability of Transworld effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such statute, rule, regulation, or order enacted, promulgated, issued, or deemed applicable to the Merger which in the reasonable judgment of Transworld will produce such result.

          (e) Transworld and Newco shall have received an opinion from McDermott, Will & Emery, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Transworld and Newco, as to
(i) the valid existence and good standing of the Company and its Subsidiaries in their respective jurisdictions of incorporation and qualification and good standing of the Company and its Subsidiaries in certain foreign jurisdictions, (ii) the corporate power and authority of the Company and its Subsidiaries to own their properties and to conduct their business, (iii) the corporate power and authority of the Company to execute and deliver this Agreement and the due authorization thereof, (iv) the due execution and delivery and enforceability of this Agreement, (v) the absence of conflicts with the Company's charter, bylaws or material agreements,
(vi) the absence of material consents or approvals required to consummate the transactions contemplated by this Agreement, and (vii) the absence of litigation regarding the transaction.

          (f) All actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Transworld and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

          (g) On or prior to the Closing Date, the Option Plans shall have been terminated or arrangements for termination reasonably acceptable to Transworld shall have been made.

          (h) At or prior to the Effective Time that certain Stipulation of Partial Settlement of the consolidated class actions under the caption In re
                                                                       -----
Health Management, Inc. Securities Litigation, Master File No. 96 Civ. 0889
---------------------------------------------
(ADS) shall have been amended to provide for the settlement of such actions for an aggregate cash payment of $7.2 million at the Effective Time, and such settlement shall have been finally approved by the United States District Court.

          (i) At or prior to December 12, 1996, (A) Transworld's lenders shall have completed their due diligence investigation of the Company and the transactions contemplated by this Agreement, the Stock Purchase Agreement, and the Registration Rights Agreement, and such due diligence investigation and such transactions shall be satisfactory in all respects to such lenders, (B) such lenders shall have consented to the Merger and the Stock Purchase, and (C) such lenders shall have agreed to amend Transworld's credit facility in order to lend, and shall have agreed to lend, to Transworld the funds necessary for Transworld to consummate the Merger and the Stock Purchase, all in the sole and absolute discretion of such lenders.

          (j) At or prior to the Effective Time, the Company shall have received waivers, in form and substance satisfactory to Transworld, from each employee, director, officer, or consultant who is a party to any of the agreements listed in Section 3.17(b) of the Disclosure Schedule and who will be offered employment with the Surviving Corporation after the Effective Time, of his or her rights under such Change of Control Provisions in such agreements.

          (k) As of the Effective Time, the opinion of UBS Securities LLC referred to in Section 2.9 hereof shall not have been modified or withdrawn.

          (l) At or prior to the Effective Time, the outstanding convertible debt of the Company (as disclosed in Section 3.3 of the Disclosure Schedule) shall no longer be outstanding or the terms thereof shall have been amended to provide that such convertible debt is no longer convertible into equity of the Company on and after the Effective Time.

          (m) At or prior to the Effective Time, the Company shall have received all the consents or approvals required with respect to the items described in Sections 3.5(a) and (b) of the Disclosure Schedule, except where the failure to obtain such consents and approvals, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                        ARTICLE VIII

             TERMINATION, AMENDMENT, AND WAIVER
             ---------------------------------


          SECTION 8.1.   Termination.
                         -----------

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval hereof by the stockholders of the Company:

               (i) By mutual written consent duly authorized by the Boards of Directors of Transworld and the Company;

               (ii) By the Board of Directors of the Company acting on behalf of the Company, if (x) a corporation, partnership, person, or other entity or group shall have made a bona fide proposal that the Board of Directors believes, in good faith after consultation with its outside legal counsel and financial advisors, is more favorable to the Company's stockholders than the Merger (a "Superior Proposal") and (y) Newco does not
                                 -----------------
make, within five business days of Newco's receiving notice of such third-party proposal, an offer that the Board of Directors believes, in good faith after consultation with its outside legal counsel and financial advisors, is at least as favorable to the Company's stockholders as such Superior Proposal;

               (iii) By Transworld if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Transworld or Newco its approval or recommendation of this Agreement or the Merger or shall have approved or recommended another offer or proposal;

               (iv) By either Transworld or the Company if the Merger shall not have been consummated by June 30, 1997, unless the absence of such consummation shall be due to the failure of the party seeking to terminate this Agreement (or its subsidiaries or affiliates) to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

               (v) By either Transworld or the Company, if at the Company Stockholders Meeting (including any adjournment thereof), the stockholders of the Company fail to approve and adopt this Agreement and the Merger;

               (vi) By either Transworld or the Company if a United States or state governmental authority, agency, or commission or United States or state court of competent jurisdiction shall have issued an order, decree, or ruling or taken any other action (which order, decree, ruling, or action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or action shall have become final and non-appealable; or

               (vii) (A) By Transworld, if the Company shall breach or fail to perform in any material respect any of its material covenants or agreements contained herein, or (B) by the Company, if Transworld or Newco shall breach or fail to perform in any material respect any of their respective material covenants or agreements contained herein.

          (b) This Agreement may be terminated by Transworld, at any time prior to 10 days after the Schedules Delivery Date (as defined in Section 9.11), if Transworld in its sole discretion is not satisfied with the disclosures made in the Deferred Schedules (as defined in Section 9.11) when delivered.

          (c) This Agreement may be terminated by Transworld at any time on or prior to December 16, 1996 if the condition set forth in Section 7.3(i) shall not have been satisfied.

          SECTION 8.2.   Effect of Termination.
                         ---------------------

          In the event of termination of this Agreement as provided in
Section 8.1, there shall be no liability or further obligation on the part of any party hereto except (i) as set forth in Sections 8.3 and 9.1 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

          SECTION 8.3.   Fees and Expenses.
                         ----------------

          (a) If this Agreement is terminated pursuant to Sections 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv), 8.1(a)(v), 8.1(a)(vii)(A), or
8.1(b), and neither Transworld nor Newco is in material breach of its material covenants and agreements under this Agreement, the Company shall reimburse each of Transworld, Newco, and their respective affiliates (not later than five days after submission of statements therefor itemizing in reasonable detail such fees and expenses) for all reasonable out-of-pocket expenses and fees (including, without limitation, bank commitment fees, all reasonable fees and expenses of counsel, accountants, experts, financial advisors, and consultants to Transworld and Newco and their lenders and financial advisors) incurred or required to be paid by it or them or on its or their behalf in connection with all transactions contemplated by this Agreement, the Stock Purchase Agreement, or the purchase by Transworld of certain indebtedness of the Company.

          (b)  If this Agreement is terminated by the Company pursuant to
Section 8.1(a)(vii)(B) and the Company is not in material breach of its material covenants and agreements under this Agreement, Transworld shall reimburse the Company (not later than five days after submission of statements therefor itemizing in reasonable detail such fees and expenses) for all reasonable out-of-pocket expenses and fees (including, without limitation, filing fees, all reasonable fees and expenses of printers, all reasonable fees and expenses of NatWest and its counsel, and all reasonable fees and expenses of counsel, accountants, experts, and consultants to the Company) incurred or required to be paid by the Company or on its behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement.

          (c) Except as provided otherwise in Sections 8.3(a) and 8.3(b) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and the costs of printing the Preliminary Proxy Material, Definitive Proxy Material, and any other filings to be printed, and in each case all exhibits, amendments, or supplements thereto shall be paid by the Company.

          SECTION 8.4.   Amendment.
                         ---------

          This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the
                             --------  -------
Merger by the stockholders of the Company, no amendment may be made which would change the Merger Consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.5.   Waiver.
                         ------

          At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the parties hereto. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                         ARTICLE IX

                     GENERAL PROVISIONS
                     ------------------


          SECTION 9.1.   Survival of Representations, Warranties, and
                         --------------------------------------------
                         Agreements.
                         -----------

          The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Sections 1.7, 1.8, 1.9, 5.1, 6.7, 9.1, and 9.7 shall survive the Effective Time indefinitely and those set forth in Sections 6.4(b) and (c), 6.7, 8.2, 8.3, 9.1, and 9.7 shall survive termination indefinitely.

          SECTION 9.2.   Notices.
                         -------

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by Federal Express or similar overnight delivery or courier service or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Transworld or Newco:

               75 Terminal Avenue
               Clark, New Jersey  07066
               Attention:  Vincent J. Caruso

               with a copy to:

               Proskauer Rose Goetz & Mendelsohn LLP
               1585 Broadway
               New York, New York  10036
               Attention:  Bruce L. Lieb, Esq.

          (b)  if to the Company:

               1371-A Abbott Court
               Buffalo Grove, Illinois  60089
               Attention:  W. James Nicol
               with a copy to:

               McDermott, Will & Emery
               50 Rockefeller Plaza
               New York, New York  10020
               Attention:  Cheryl V. Reicin, Esq.


          SECTION 9.3.   Certain Definitions.
                         -------------------

          For purposes of this Agreement, the term:

          (a)  "affiliate" of a person means a person that directly or
                ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b)  "beneficial owner" has the meaning in Rule 13d-3 under the
                ----------------
Exchange Act;

          (c)  "control" (including the terms "controlled by" and "under
                -------                        -------------       -----
common control with") means the possession, directly or indirectly or as
-------------------
trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

          (d)  "person" means an individual, corporation, partnership,
                ------
association, trust, or any unincorporated organization.

          SECTION 9.4.   Headings.
                         --------

          The headings contained in this Agreement and the Disclosure Schedule are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Disclosure Schedule.

          SECTION 9.5.   Entire Agreement.
                         ----------------

          This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

          SECTION 9.6.   Parties in Interest; Assignment.
                         -------------------------------

          This Agreement shall not be assigned by operation of law or otherwise, except that Transworld and Newco may assign all or any of their rights hereunder to a wholly-owned subsidiary of Transworld or of Newco or to their lenders; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and such permitted assigns of Transworld and Newco, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement, except that any of the Indemnified Parties shall be entitled after the Effective Time to enforce the provisions of Section 5.1.

          SECTION 9.7.   Governing Law.
                         -------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to conflicts of laws, except that Delaware Law shall apply to the Merger.

          SECTION 9.8.   Counterparts.
                         ------------

          This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.9.   Severability.
                         ------------

          If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          SECTION 9.10.  Specific Performance.
                         --------------------

          Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

          SECTION 9.11.  Schedules.
                         ---------

          It is acknowledged that the schedules listed in Section 9.11 of the Disclosure Schedule are not being delivered in their entirety by the Company on the date hereof (collectively, the "Deferred Schedules" and each,
                                               ------------------
a "Deferred Schedule").  The Company will use all reasonable best efforts
   -----------------
promptly to deliver to Transworld and Newco each Deferred Schedule, and the Company will have delivered to Transworld and Newco all of the Deferred Schedules no later than 10 days after the date hereof. The date on which the last of the Deferred Schedules is delivered to Transworld and Newco is referred to as the "Schedules Delivery Date".
                    -----------------------


          IN WITNESS WHEREOF, Transworld, Newco, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                         TRANSWORLD HOME HEALTH CARE, INC.


                         By
                            --------------------------------
                            Name:
                            Title:



                         IMH ACQUISITION CORP.


                         By
                            --------------------------------
                            Name:
                            Title:



                         HEALTH MANAGEMENT, INC.


                         By
                            --------------------------------
                            Name:
                            Title: